Exhibit 10.2

LETTER OF TERMINATION

May 12, 2023

Dimitar Kalcovski, MD

Ginekaliks Dooel Skopje

50 Divizija No. 40/1-4

Skopje

Republic of North Macedonia

Re: Termination of JV Agreement

Dear Dimitar:

Reference is made to that certain Joint Venture Agreement (the “JV Agreement”), dated the 15th day of September 2020 between Ginekaliks Dooel Skopje (“Ginekalix”) and INVO Bioscience, Inc. (“INVO”). Section 12.4 of the JV Agreement provides that the agreement may not be modified, altered or supplemented unless it is in writing and signed by all parties to the JV Agreement. By signing below Ginekalix and INVO agree that (a) the JV Agreement shall be immediately terminated in its entirety and shall be of further force or effect, and (b) upon termination of the JV Agreement Ginekalix and INVO shall have no further rights, obligation or duties under the JV Agreement, in respect thereof or to one another.

Sincerely,	AGREED AND ACCEPTED

INVO Bioscience, Inc.	Ginekaliks Dooel Skopje

/s/ Andrea Goren	/s/ Dimitar Kalcovski
Andrea Goren, CFO	Dimitar Kalcovski MD, Manager

invobio.com